Excelsior Funds, Inc. - Exhibit 77C

A Special Meeting of Shareholders of Excelsior Funds, Inc.
(the Company) and each of its portfolios (the Funds) was held on March 30, 2007, for the purpose of seeking shareholder approval of the following proposal: to approve new investment advisory agreements by and among UST
Advisers, Inc., United States Trust Company, National
Association, on behalf of its Asset Management Division, U.S. Trust New York Asset Management Division and the
Company, on behalf of the Funds. The Special Meeting of the Company with respect to the Value and Restructuring, Energy and Natural Resources and Treasury Money Funds was adjourned for the purpose of soliciting additional proxies, and subsequently held on April 30, 2007. The number of votes necessary to conduct the meeting and approve the proposal was obtained. The results of the votes of shareholders are listed below.

Blended Equity Fund
For
6,164,047.545
Against
67,952.751
Abstain
73,977.210
Core Bond Fund
For
42,419,131.502
Against
102,811.034
Abstain
103,300.208
Emerging Markets Fund
For
40,519,375.591
Against
385,533.770
Abstain
2,387,530.558
Energy and Natural Resources Fund
For
10,149,963.059
Against
261,710.922
Abstain
349,760.892
Government Money Fund
For
172,737,336.070
Against
747,772.190
Abstain
420,358.000
Intermediate-Term Bond Fund
For
44,858,545.970
Against
241,685.152
Abstain
66,016.000
International Fund
For
21,282,762.400
Against
54,899.414
Abstain
128,924.192
Large Cap Growth Fund
For
42,848,198.375
Against
89,295.014
Abstain
404,672.705
Money Fund
For
674,980,999.600
Against
1,166,673.210
Abstain
410,474.540
Pacific/Asia Fund
For
12,624,395.052
Against
35,293.746
Abstain
146,970.828
Real Estate Fund
For
6,828,766.866
Against
23,944.228
Abstain
74,532.837
Short-Term Government Securities Fund
For
19,900,726.363
Against
26,705.441
Abstain
160,992.698
Small Cap Fund
For
20,778,531.495
Against
77,734.183
Abstain
230,771.291
Treasury Money Fund
For
147,661,994.420
Against
8,327.040
Abstain
953,491.100
Value and Restructuring Fund
For
71,659,202.229
Against
1,308,059.398
Abstain
2,313,244.343